Exhibit 10.3

PROMISSORY NOTE

$250,000 November 4, 2024

FOR VALUE RECEIVED, Orgenesis Maryland, LLC, a Maryland limited liability company (the “Borrower”) and wholly-owned subsidiary of Orgenesis Inc. (“Orgenesis”), hereby promises to pay to the order of Jacob Safier, or his successors or assigns (the “Holder”), the principal sum of TWO HUNDRED AND FIFTY THOUSAND US DOLLARS (US$250,000) in the manner provided in this Promissory Note (this “Note”).

1. Principal. The Borrower shall pay the Holder the entire outstanding principal balance, together with all other amounts owing hereunder, in full on the earlier of (i) December 31, 2024 (“Effective Date”) (ii) as described in Section 4 below, if not paid earlier as required or permitted hereby.

2. Interest. Interest on this Note shall accrue at a rate of ten (10%) percent per annum. Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed.

3. Prepayment. The outstanding principal balance of this Note may be prepaid in full or in part in cash at any time, without premium, penalty or discount.

4. Repayment. If the Borrower, its parent company Orgenesis or any other subsidiary of Orgenesis completes a transaction or series of related transactions pursuant to which the Borrower, Orgenesis or any subsidiary of Orgenesis issues and sells any of its equity securities following the date of this Note for an aggregate gross proceeds of at least $15 million (for clarity this excludes the recent investment from India), the Holder may require repayment in full of the then outstanding principal amount and all accrued and unpaid interest on this Note.

5. Warrants. As partial consideration for the entry into this Note, Orgenesis shall issue on the date first written above to Holder five-year warrants to purchase an aggregate of 242,718 shares of common stock of Orgenesis at an initial exercise price of $1.03 per share, in the form attached as Exhibit A hereto. If the Borrower fails to pay timely the amounts due in accordance Section 1 of this Note, Orgenesis shall issue to Holder additional five-year warrants to purchase an aggregate of 242,718 shares of common stock of Orgenesis at an initial exercise price of $1.03 per share, in the form attached as Exhibit A hereto.

6. Outstanding Warrant Adjustment. As further consideration for the entry into this Note, Orgenesis shall adjust the exercise price of the outstanding warrants listed below to $1.03 per share effective upon execution of this agreement. Such adjustment shall apply for any additional shares issued per the agreements related to the warrants listed below for late repayment.

WARRANT	HOLDER	Amount	INITIAL EXERCISE PRICE	ADJUSTED EXERCISE PRICE
W - 447	Jacob Safier	97,088	10.30	1.03
W - 450	Jacob Safier	24,272	10.30	1.03
		121,360

7. Representations and Warranties of the Borrower. The Borrower hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Note:

7.1 Due Authorization. The Borrower represents and warrants that (i) the execution and delivery of this Note by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Note has been duly executed and delivered by the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

7.2 No Conflicts. The execution, delivery and performance of this Note by the Borrower and the consummation by the Borrower of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Borrower’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Borrower to perform its obligations under this Note.

8. Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Borrower that as of the date of its execution of this Note:

8.1 Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Note by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Note has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

8.2 No Conflicts. The execution, delivery and performance of this Note by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Note.

8.3 Accredited Investor. By its signature below, the Holder hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

9. Events of Default. Any of the following acts, conditions, events or occurrences shall constitute an event of default hereunder (“Event of Default”):

9.1 the Borrower shall fail to pay when due any principal or interest hereunder and fails to cure such breach within fifteen days after notice thereof is provided by the Holder;

9.2 the Borrower shall breach any agreement contained in this Note and fails to cure such breach within fifteen days after notice thereof is provided by the Holder;

9.3 (i) the commencement by the Borrower of a voluntary case under the bankruptcy code of the United States (the “Bankruptcy Code”) or any foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the consent by the Borrower to the entry of an order for relief in an involuntary bankruptcy or similar case, or to the conversion of an involuntary case to a voluntary case, under any such law, or (iii) the consent by the Borrower to the appointment of, or the taking of possession by, a receiver, trustee or other custodian for all or a substantial part of its properties, or (iv) the making by the Borrower of any assignment for the benefit of creditors, or (v) the admission by the Borrower in writing of its inability to pay its debts as such debts become due or the Borrower otherwise becomes insolvent; or

9.4 (i) the entry by a court of a decree or order for relief with respect to the Borrower in an involuntary case under the Bankruptcy Code or any applicable foreign, federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or dismissed within 60 days of the entry thereof, or (ii) the entry by a court of a decree or order for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other person having similar powers over the Borrower or over all or a substantial part of its properties; or

9.5 the Borrower or Orgenesis defaults under or fails to perform with respect to one or more material obligations regarding outstanding indebtedness other than this Note and fails to cure such default(s) or failure(s) to perform within five (5) days of the receipt of written notice of such default(s) or failure(s) to perform.

10. Remedies.

10.1 Remedies. In the event of an occurrence of any Event of Default, or at any time thereafter until such Event of Default is cured or waived to the written satisfaction of the Holder, the Holder may by notice in writing to the Borrower declare the entire principal amount of this Note, together with all other amounts owing hereunder, to be immediately due and payable without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are waived by the Borrower; provided, that upon the occurrence of an Event of Default under Section 8.3, the entire unpaid principal amount of this Note then outstanding and all interest accrued and unpaid thereon will be immediately due and payable without presentment, demand, protest or notice of any kind. The Borrower agrees to pay on demand all reasonable costs and expenses, including attorney fees, incurred by the Holder in connection with the collection of this Note.

10.2 No Waiver; Remedies Cumulative. No failure or delay on the part of the Holder in exercising any right, power or remedy under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Note. The remedies herein are cumulative and not exclusive of any remedies provided by law.

11. General.

11.1 Governing Law and Jurisdiction. This Note and the obligations of the parties hereunder will be construed and enforced in accordance with the laws of the State of New York.

11.2 Successors and Assigns. The rights and obligations of the Borrower and the Holder of this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The Borrower may not assign this Note, in whole or in part, without the written consent of the Holder. The Holder may not assign this Note, in whole or in part, without the written consent of the Borrower.

11.3 Waiver. No waiver, forbearance, failure or delay by the Holder in exercising, or the exercise or beginning of exercise by the Holder of, any right, power or remedy, simultaneously or later, shall not preclude the further, simultaneous or later exercise thereof, and every right, power or remedy of the Holder shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by the Holder.

11.4 Entire Agreement. This Note contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement or representation previously made by the parties. In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect.

11.5 Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on their signature pages to this Note, or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 9.5.

11.6 Jury Trial Waiver. THE BORROWER AND THE HOLDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE OTHER PARTY HERETO.

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IN WITNESS WHEREOF, this Promissory Note has been duly executed by the Borrower as of the day and year first above written.

ORGENESIS MARYLAND, LLC

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	CEO
Email:	vered.c@orgenesis.com
Address for Notices:

Accepted and agreed as of the day and year first above written.

/s/ Jacob Safier
Email:
Address for Notices:

Accepted and agreed as of the day and year first above written.

ORGENESIS INC.

By:	/s/ Vered Caplan
Name:	Vered Caplan
Title:	CEO
Email:
Address for Notices: